Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Wallbox N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee(4)
2020 Legacy Stock Option Program for Employees	Equity	Class A ordinary shares, nominal value of €0.12 per share	457(h)	1,626,206	(3)	$0.01	$16,262.06	$ $	92.70 per 1,000,000	$1.51

2018 Legacy Stock Option Program for Management	Equity	Class A ordinary shares, nominal value of €0.12 per share	457(h)	7,253,823	(3)	$0.01	$72,538.23	$ $	92.70 per 1,000,000	$6.73

2018 Legacy Stock Option Program for Founders	Equity	Class B ordinary shares, nominal value of €1.20 per share	475(h)	1,033,610		$2.14	$2,211,925.40	$ $	9.70 per 1,000,000	$205.05

2021 Equity Incentive Plan	Equity	Class A ordinary shares, nominal value of €0.12 per share	457(c) and 457(h)	27,374,202	(3)	$13.31	$364,213,767.26	$ $	92.70 per 1,000,000	$33,762.62

2021 Employee Share Purchase Plan	Equity	Class A ordinary shares, nominal value of €0.12 per share	457(c) and 457(h)	9,923,047	(3)	$13.31	$132,026,142.73	$ $	92.70 per 1,000,000	$12,238.83

Fees Previously Paid

	Total Offering Amounts						$498,540,635.68			$46,214.74

	Total Fees Previously Paid									—

	Total Fee Offsets									—

	Net Fee Due									$46,214.74

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A ordinary shares, nominal value of €0.12 per share (the “Class A Shares”), that become issuable under the Wallbox N.V. 2021 Equity Incentive Plan, the Wallbox N.V. 2021 Employee Share Purchase Plan, the 2018 Legacy Stock Option Program for Management, the 2020 Legacy Stock Option Program for Employees by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding Class A Shares.

(2)

The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon (i) for the Wallbox N.V. 2021 Equity Incentive Plan and the Wallbox N.V. 2021 Employee Share Purchase Plan, pursuant to 457(c) and 457(h) under the Securities Act, the average of the high ($13.89) and low ($12.72) prices of the Registrant’s Class A Shares as reported on the New York Stock Exchange on March 17, 2022, which date is within five business days prior to filing this Registration Statement and (ii) for the 2018 Legacy Stock Option Program for Management, the 2020 Legacy Stock Option Program for Employees and the 2018 Legacy Stock Option Program for Founders, pursuant to 457(h) under the Securities Act, the weighted-average exercise price of the stock options outstanding, converted to U.S. dollars based on the ECB euro reference exchange rate of 1.1051 published by the European Central Bank on March 17, 2022, rounded up to the nearest penny.

(3)

Consists of (A) 7,253,823 Class A Shares pursuant to the 2018 Legacy Stock Option Program for Management, (B) 1,626,206 Class A Shares pursuant to the 2020 Legacy Stock Option Program for Employees, (C) 1,033,610 Class B Shares pursuant to the 2018 Legacy Stock Option Program for Founders and (D) (i) 17,040,419 Class A Shares pursuant to the Wallbox N.V. 2021 Equity Incentive Plan plus (ii) 3,444,595 additional shares of the Registrant’s Class A Shares that became available for issuance on January 1, 2022 under the 2021 Equity Incentive Plan, by operation of an automatic annual increase provision therein, as well as increases of an additional 3,444,595 additional shares of the Registrant’s Class A Shares estimated for each of 2023 and 2024 (and estimated solely for the purposes of the calculations herein) and (D) (i) 8,545,209 Class A Shares pursuant to the 2021 Employee Share Purchase Plan plus (ii) 1,377,838 additional shares of the Registrant’s Class A Shares that became available for issuance on January 1, 2022 under the 2021 Employee Share Purchase Plan by operation of an automatic annual increase provision therein.